Exhibit 99.2

iHeartMedia Announces Confirmation of Plan of Reorganization

Court Approves Plan to Definitively Restructure Debt and Further Enhance iHeartMedia’s Position as America’s #1 Audio Company

San Antonio, TX, January 22, 2019 – iHeartMedia, Inc. (PINK: IHRTQ) (“iHeartMedia”) today announced that the United States Bankruptcy Court for the Southern District of Texas (“the Court”) has confirmed the Company’s Plan of Reorganization (the “Plan”). The Company expects to complete its restructuring process in the first half of 2019.

“iHeartMedia is America’s number one audio company, with unparalleled multi-platform capabilities across broadcast radio, podcasts, influencers, live events, social marketing, digital and data that uniquely serve the needs of digital and traditional marketers and a consumer reach in the U.S. greater than any other media outlet,” said Bob Pittman, Chairman and Chief Executive Officer of iHeartMedia, Inc. “We are delighted to reach this significant milestone in our restructuring process, which will give us a new capital structure that matches the strong operating performance of our business. iHeartMedia’s unique place in the advertising world perfectly positions us to take advantage of the renaissance underway in audio.”

“Our ability to advance through the restructuring process this smoothly is a testament to both the strength of our operating business and the strong support of our stakeholders, including our debtholders who will become our owners, our advertising partners and our operating team,” Mr. Pittman continued. “We have accomplished so much in the past several months alone – from major acquisitions such as HowStuffWorks, which has firmly positioned the company as the #1 commercial podcast publisher globally, and Jelli, the pioneering technology foundation for the data-infused programmatic buying and selling of broadcast radio, to the continued development and implementation of transformative new technology. We will continue to work together to invest in and grow our innovative and exciting services, cutting-edge products and great programming for decades to come.”

Under the terms of the Plan, iHeartMedia will complete a comprehensive balance sheet restructuring that will reduce its debt from $16.1 billion to $5.75 billion and will separate Clear Channel Outdoor Holdings, Inc. from iHeartMedia, creating two independent public companies.

With the confirmation of the Plan, the Company expects the Chapter 11 process to be completely finished within the first half of 2019, subject to completion of certain steps related to the separation of Clear Channel Outdoor Holdings, Inc., FCC registration and satisfaction of other customary conditions.

Following iHeartMedia’s completion of the restructuring process, Bob Pittman, Chairman and Chief Executive Officer of iHeartMedia, Inc., and Rich Bressler, President, Chief Operating Officer and Chief Financial Officer of iHeartMedia, Inc., will remain in their respective roles, and have extended their contracts by four years.

For additional information about iHeartMedia’s restructuring, including access to Court filings and other documents, please visit https://cases.primeclerk.com/iHeartMedia, call the Company’s Restructuring Information Hotline at (877) 756-7779 (for toll-free domestic calls) and (347) 505-7142 (for tolled international calls), or email iheartmediainfo@primeclerk.com.

Kirkland & Ellis LLP is serving as legal counsel to iHeartMedia, Moelis & Company is serving as the Company’s investment banker, and Alvarez & Marsal is serving as the Company’s financial advisor.

About iHeartMedia, Inc. / iHeartCommunications, Inc.

iHeartMedia, Inc. (PINK: IHRTQ), the parent company of iHeartCommunications, Inc., is one of the leading global media and entertainment companies. The company specializes in radio, digital, outdoor, mobile, social, live events, on-demand entertainment and information services for local communities, and uses its unparalleled national reach to target both nationally and locally on behalf of its advertising partners. The company is dedicated to using the latest technology solutions to transform the company’s products and services for the benefit of its consumers, communities, partners and advertisers, and its outdoor business reaches over 31 countries across five continents, connecting people to brands using innovative new technology.

Forward-Looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “expect,” “believe,” “would,” “estimate,” “continue,” or “future,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, the proposed restructuring of iHeartMedia, timing to exit Chapter 11 and future outcomes. These forward-looking statements are based on current expectations and projections about future events. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.

Contacts

HeartMedia, Inc.

Wendy Goldberg, Executive Vice President – Communications

(212) 377-1105

WendyGoldberg@iheartmedia.com

Finsbury

Kal Goldberg / Megan Kennedy

(646) 805-2851

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